Exhibit 23.3




                                  February 9, 1999






      We hereby consent to the reference to this Firm under the heading "Legal Opinions" in the Prospectuses constituting part of Post-Effective Amendment No. 1 to Registration Statement
No. 333-66127 of Potomac Electric Power Company, as filed the date hereof, relating to $270,000,000 of Debt Securities.




                                    /s/ Covington & Burling
                                    COVINGTON & BURLING